   As filed with the Securities and Exchange Commission on November 13, 1995

                                                   Registration No. 33-_____

============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                               EXIDE CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                               23-0552730
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)             Identification Number)

                          1400 North Woodward Avenue
                       Bloomfield Hills, Michigan 48304
              (Address of Principal Executive Offices) (Zip Code)

                             ---------------------

                               Exide Corporation
                         1993 Long-Term Incentive Plan
                           (Full title of the plan)

                             ---------------------

                              Bernard F. Stewart
                 Executive Vice President and General Counsel
                               Exide Corporation
                          1400 North Woodward Avenue
                       Bloomfield Hills, Michigan 48304
                    (Name and address of agent for service)
                                (810) 258-0080
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                          Carter W. Emerson, Esquire
                               Kirkland & Ellis
                           200 East Randolph Street
                            Chicago, Illinois 60601

                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum        Proposed Maximum
 Title of Securities to be       Amount to be         Offering Price             Aggregate                  Amount of
        Registered               Registered(1)         Per Share(2)          Offering Price(2)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $.01 per share..............  700,000 shares            $45.13                 $31,591,000                $10,893.45
----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the company is increased by split-up, reclassification, stock dividend or the like.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Securities and Exchange Commission Rule 457(c); based on the average of the high and low price per share of Common Stock of Exide Corporation on November 9, 1995, as reported on the New York Stock Exchange Composite Tape.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 by Exide Corporation (the "Company") (File No. 1-11263) are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, as amended by the Company's Annual Report on Form 10-K/A filed on July 21, 1995.

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1995, filed on August 16, 1995, as amended by the Company's Quarterly Report on Form 10-Q/A filed on September 27, 1995.

          (c) The Company's Current Report on Form 8-K, filed on September 29, 1995, the Company's Current Report on Form 8-K filed on September 8, 1995, the Company's Current Report on Form 8-K filed on August 29, 1995, the Company's Current Report on Form 8-K filed on June 2, 1995, as amended by the Company's Current Report on Form 8-K/A filed on July 31, 1995.

          (d) The description of the Company's Common Stock contained in the company's Registration Statement on Form 8-A filed on October 22, 1993, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to the Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may, and in certain cases must, be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action. In the case of a derivative action, such person must be indemnified against expenses (including attorneys' fees).

In either type of action the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for expenses. In a non-derivative action this indemnification does not apply to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article Tenth of the Company's Restated Certificate of Incorporation and
Article V of the Company's Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL as currently in effect or as the same may be amended (but only to provide fuller indemnification) in the future.

     Article Ninth of the Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9.  Undertakings.

     (a)  Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents By Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, State of Pennsylvania on the 13th day of November, 1995.

                               EXIDE CORPORATION

                                     By: /s/ Douglas N. Pearson
                                         ------------------------
                                         Douglas N. Pearson
                                         Executive Vice President
                                          President, North America
                                          Operations and Director

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard F. Stewart and Alan E. Gauthier and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                     Title                         Date
    ---------                     -----                         ----
/s/ Arthur M. Hawkins      Chairman of the Board,           November 13, 1995
------------------------   President, and Director
    Arthur M. Hawkins      (Principal Executive
                           Officer)


/s/ Alan E. Gauthier       Executive Vice President,        November 13, 1995
------------------------   Chief Financial Officer
    Alan E. Gauthier       and Director (Principal
                           Financial Officer and
                           Principal Accounting
                           Officer)


/s/ Douglas N. Pearson     Executive Vice President,        November 13, 1995
------------------------   President, North America
    Douglas N. Pearson     Operations and Director


/s/ William J. Rankin      Executive Vice President         November 13, 1995
------------------------   and Director
    William J. Rankin


------------------------   Director
    Timothy O. Fisher


/s/ Lawrence M. Wagner     Director                         November 13, 1995
------------------------
    Lawrence M. Wagner


/s/ Robert H. Irwin        Director                         November 13, 1995
------------------------
    Robert H. Irwin


/s/ Earl Dolive            Director                         November 13, 1995
------------------------
    Earl Dolive


/s/ Arthur R. Taylor       Director                         November 13, 1995
------------------------
    Arthur R. Taylor

                               INDEX TO EXHIBITS
                               -----------------


Exhibit                                                                                       Sequentially
Number                                       Description                                      Numbered Page
-------                                      -----------                                      -------------

   4.1     Exide Corporation 1993 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.25 of the Registrant's Registration Statement on Form S-1 (No.
           33-68016), as amended (the "1993 Registration Statement").

   4.2     Form of Senior Note Indenture (including form of Senior Note), incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form
           S-2 (No. 33-53666), as amended (the "S-2 Registration Statement").

   4.3     Form of Senior Subordinated Deferred Coupon Debenture Indenture
           (including form of Senior Subordinated Debenture), incorporated by reference to Exhibit 4.2 of the S-2 Registration Statement.

   4.4     Agreement dated as of December 7, 1992, between the Registrant and Inco
           United States, Inc., relating to the assumption of certain liabilities, incorporated by reference to Exhibit 10.30 to the S-2 Registration Statement.

   4.5     Registration Rights Agreement among the Registrant, WSI and certain other holders of the Registrant's Common Stock, incorporated by reference to
           Exhibit 4.14 to the 1993 Registration Statement.

   4.6     Registration Rights Agreement, dated as of April 28, 1995, among the
           Company and Morgan Stanley & Co. Incorporated, incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-4 (No. 33-
           61961), as amended (the "S-4 Registration Statement").

   4.7     Indenture dated as of April 28, 1995, between the Registrant and The Bank of
           New York, as trustee, incorporated by reference to Exhibit 99.3 of the
           Registrant's Form 8-K dated June 2, 1995.

   4.8     First Supplemental Indenture, dated as of August 16, 1995, between the
           Company and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.2 of the S-4 Registration Statement.

   4.9     Form of New Note (included in Exhibit 4.7).

   5.1 Opinion of Kirkland & Ellis as to the legality of the securities being registered.

  23.1     Consent of Arthur Andersen LLP.

  23.2     Consent of Kirkland & Ellis (included in Exhibit 5.1).

  24.1     Power of Attorney (included on signature page).

                                      -7-